SCHEDULE 14A
                                 (Rule 14a-101)
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of Commission Only (as permitted by
         Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             FRONTIER AIRLINES, INC.
                (Name of Registrant as Specified in Its Charter)

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11,

         1)      Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4)      Proposed maximum aggregate value of transaction:
         5)      Total fee paid:

[   ]    Fee paid previously with preliminary materials

[   ]    Check box if any part of the fee is offset as provided by Exchange  act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)      Amount Previously Paid:
         2)      Form, Schedule or Registration Statement No.:
         3)      Filing Party:
         4)      Date Filed:

                             FRONTIER AIRLINES, INC.
                              12015 E. 46th Avenue
                                Denver, CO 80239

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ----------------------

TO THE SHAREHOLDERS OF FRONTIER AIRLINES, INC.:

                  The 1999 annual meeting of shareholders of Frontier Airlines, Inc., a Colorado corporation, will be held on Thursday, September 9, 1999 at 9:30 a.m. local time at the Red Lion Inn, 4040 Quebec Street, Denver, Colorado for the following purposes:

1.       To consider and vote upon a proposal to elect Samuel D. Addoms,
         B. Ben Baldanza, D. Dale Browning, Paul S. Dempsey,
         William B. McNamara, B. LaRae Orullian and James B. Upchurch to the Company's Board of Directors;

2. To transact any other business which properly comes before the meeting or any adjournment.

                  All shareholders of record on the Company's transfer books as of the close of business on July 30, 1999 are entitled to vote at the meeting. A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any Company shareholder at 12015 E. 46th Avenue, Denver, Colorado 80239 for purposes germane to the annual meeting, during normal business hours from August 3, 1999 until the annual meeting.

                  We invite you to be present at the meeting and look forward to seeing you there. However, if you cannot attend please read the attached proxy statement carefully and SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD AUTHORIZING REPRESENTATIVES OF THE COMPANY'S MANAGEMENT TO VOTE ON YOUR BEHALF AT THE MEETING.

                                              By order of the Board of Directors

August 4, 1999                                FRONTIER AIRLINES, INC.



                                              Arthur T. Voss
                                              Secretary

                             FRONTIER AIRLINES, INC.
                              12015 E. 46th Avenue
                                Denver, CO 80239

                                 PROXY STATEMENT

                  This proxy statement and accompanying proxy card support a proxy solicitation on behalf of the Board of Directors of Frontier Airlines, Inc. (the "Company") for use at the September 9, 1999 annual meeting of shareholders and at any adjournment of that meeting. This proxy statement and form of proxy, together with the Company's Annual Report on Form 10-K will be sent by mail to shareholders beginning approximately August 4, 1999.

                  The proxy card, when properly signed, dated and returned to the Company, will be voted by the proxies at the annual meeting as directed. Proxy cards returned without direction about business to be transacted at the meeting will be voted in favor of the election of Samuel D. Addoms, B. Ben Baldanza, D. Dale Browning, Paul S. Dempsey, William B. McNamara, B. LaRae Orullian and James B. Upchurch to the Board of Directors of the Company. The proxies will use their best judgment regarding other matters that properly come before the meeting. The Company is not aware of any matters, other then those discussed in this proxy statement, that will be presented at the meeting.

                  The Company can conduct business at the meeting only if holders of a majority of the total outstanding shares of Common Stock entitled to vote are present, either in person or by proxy. Abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes will also be counted for quorum purposes. Assuming a quorum exists, the affirmative vote of a majority of the shares present and voted, excluding abstentions, is necessary to elect directors and approve any other matters to be voted on.

                  Under Securities and Exchange Commission rules, boxes are provided on the proxy card for shareholders to mark if they wish either to vote "for," or to "withhold authority" for all director nominees. To withhold authority to vote for any individual nominee, the shareholder may strike a line through the nominee's name on the proxy card.

                              REVOCABILITY OF PROXY

                  Execution of the enclosed form of proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy may revoke it at any time before it is exercised by attending the meeting and voting in person or by providing notice of revocation to the corporate secretary of the Company at the address set forth above. Shareholders may vote all their eligible shares if they are personally present at the meeting. When a shareholder votes at the meeting, his or her vote will revoke any proxy previously granted by the shareholder.

                       EXPENSE AND MANNER OF SOLICITATION

                  In addition to solicitation by mail, proxies may be solicited in person or by telephone or telegram by directors and officers of the Company who will not receive compensation for their soliciting activities. Brokers and other nominees will solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses of forwarding proxy material to beneficial owners. The Company will bear all of the costs of the solicitation.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

                  As of July 30, 1999, the record date, 17,315,017 shares of the Company's Common Stock were outstanding and entitled to vote at the meeting. Each share may cast one vote on each separate matter of business properly brought before the meeting. Only shareholders of record at the close of business on July 30, 1999 may vote.

                  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of July 30, 1999 by: (i) each director and nominee for director of the Company; (ii) all directors and executive officers as a group; and (iii) persons to the knowledge of the Company that beneficially own more than five percent of the Company's outstanding Common Stock.

                                                                                  Shares Beneficially                Percentage of
Name and Address of Beneficial Owner                                                     Owned                       Ownership (1)
------------------------------------                                                     -----                       -------------

Directors and Executive Officers:

Samuel D. Addoms
  12015 East 46th Avenue
  Denver, CO  80239                                                                   243,961 (2)                        1.41%

Paul S. Dempsey
  12015 East 46th Avenue
  Denver, CO  80239                                                                    72,000 (3)                          *

B. LaRae Orullian
  12015 East 46th Avenue
  Denver, CO  80239                                                                    25,000 (4)                          *

William B. McNamara
  12015 East 46th Avenue
  Denver, CO  80239                                                                    25,000 (5)                          *

D. Dale Browning
  12015 East 46th Avenue
  Denver, CO  80239                                                                    25,000 (5)                          *

B. Ben Baldanza
  12015 East 46th Avenue
  Denver, CO  80239                                                                    20,000 (6)                          *

James B. Upchurch
  12015 East 46th Avenue
  Denver, CO  80239                                                                    30,000 (7)                          *



                                       2


All directors and executive officers                                                  778,532 (8)                        4.50%
as a group (14 persons)

Five Percent and Greater Shareholders:

B III Capital Partners, L.P. (9)                                                    3,455,229 (10)                      19.96%
  141 Linden Street, Suite 4
  Wellesley, MA  02482

W.R. Hambrecht & Co., LLC(11)                                                       1,101,900 (12)                       6.36%
  550 Fifteenth Street
  San Francisco, California  94103

---------------------------

* Less than 1%
(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of filing of this proxy statement upon the exercise of options, warrants or convertible securities that are held by such person (but not those held by any other person). This table assumes a base of 17,315,017 shares of Common Stock outstanding as of the date of this proxy statement, before any consideration is given to other outstanding options, warrants or convertible securities.
(2) Includes 124,500 shares held under option, all of which are currently exercisable, and 2,461 shares allocated under the Company's Employee Stock Ownership Plan ("ESOP").
(3) Includes 70,000 shares held under option, all of which are currently exercisable.
(4) Includes 15,000 shares held under option, all of which are currently exercisable.
(5) Consists of 25,000 shares held under option, all of which are currently exercisable.
(6) Consists of 20,000 shares held under option, all of which are currently exercisable.
(7) Includes 10,000 shares held under option, all of which are currently exercisable.
(8) Includes 538,104 shares held under option by the Company's directors and executive officers which are exercisable within 60 days, and 14,155 shares allocated under the ESOP.
(9) DDJ Capital III, LLC is the general partner of, and DDJ Capital Management, LLC is the investment manager for, B III Capital Partners, L.P., and may be deemed to be the beneficial owners of such shares.
(10) Includes warrants to purchase 716,929 shares of Common Stock, all of which are currently exercisable. Information with respect to B III Capital Partners, L.P., DDJ Capital III, LLC, and DDJ Capital Management, LLC is based on the Schedule 13D dated April 24, 1998, Amendment No. 1 dated May 25, 1998, Amendment No. 2 dated May 25, 1998, Amendment No. 3 dated November 6, 1998, Amendment No. 4 dated December 1, 1998, Amendment No. 5 dated February 19, 1999, Amendment No. 6 dated June 23, 1999, and Amendment No. 7 dated July 12, 1999, each as filed with the Securities and Exchange Commission.
(11) W.R. Hambrecht & Co., Inc., The Hambrecht 1980 Revocable Trust, The E&M RP Trust, William R. Hambrecht, Edmund H. Shea, Jr. and Mary S. Shea are each deemed as a group to be the beneficial owners of such shares.

(12) Information with respect to W.R. Hambrecht & Co., Inc., The Hambrecht 1980 Revocable Trust, The E&M RP Trust, William R. Hambrecht, Edmund H. Shea, Jr. and Mary S. Shea is based on Schedule 13D dated November 19, 1998, as filed with the Securities and Exchange Commission.



                        DIRECTORS AND EXECUTIVE OFFICERS

                  The following table contains the name, age and position with the Company of each executive officer, each director of the Company, and each nominee for director of the Company. Their respective backgrounds are described following the table. Each of the officers devotes his or her full-time efforts to the affairs of the Company.

     Name                       Age                      Position
Samuel D. Addoms                59         President,  Chief  Executive  Officer
                                           and Chief Financial Officer; Director

Jimmie P. Wyche                 64         Executive Vice President-Operations

Jon L. Bartram                  61         Vice President-Maintenance and
                                           Engineering

Jeff S. Potter                  39         Vice President-Marketing

Elissa A. Potucek               42         Vice President, Controller and
                                           Treasurer

Arthur T. Voss                  57         Vice President-Administration and
                                           General Counsel; Secretary

Henry R. Barringer              66         Vice President - Customer Service and
                                           Station Operations

Ann E. Block                    49         Vice President - Human Resources

Paul S. Dempsey                 48         Director

B. LaRae Orullian               66         Director

William B. McNamara             67         Director

D. Dale Browning                61         Director

James B. Upchurch               40         Director

B. Ben Baldanza                 37         Director

                  Samuel D. Addoms is President and Chief Executive Officer and a director of the Company, having earlier served as Executive Vice President, Treasurer and a director of the Company during its early development in 1993 through September 1994 when he was elected to the position of President. He was elected Chief Executive Officer effective January 1, 1995. Before commencing his involvement in the development of the Company in 1993, he was associated with some 15 firms for the previous ten years, either as an officer, director or consultant. These include Gelco Corporation, Connecting Point of America and Communications World, Inc. His 35 years of management experience include positions as President and Vice President-Finance of Monfort of Colorado, President of the Denver National Bank and Vice President of the Continental Illinois National Bank in Chicago.

                  Jimmie P. Wyche has been Executive Vice President-Operations of the Company since August 1995. Proir to that he had been Vice President-Flight Operations of the Company since its inception in February 1994. From 1989 to early 1994 Mr. Wyche was a jet captain with Skyways International, headquartered in Houston, Texas. From 1987 to 1989, he served as Director-Flight Operations with Ports of Call, a Denver-based charter airline. He served in various capacities with the former Frontier Airlines, Inc. between 1961 and 1985, starting as a pilot and then in a succession of management positions including Assistant Chief Pilot, Chief Pilot and Vice President-Flight Operations.

                  Jon L. Bartram has been Vice President-Maintenance and Engineering of the Company since July 1998 and Vice President-Maintenance since December 1994. From 1993 to 1994 he served as Vice President-Maintenance Operations for DynAir Tech of Texas. He held a number of key maintenance positions with Alaska Airlines between 1987 and 1993 including
Director-Production Planning and Director-Base Maintenance. He was an Air Carrier Inspector for the Federal Aviation Administration between 1986 and 1987. Before this, he served with the former Frontier Airlines, Inc., for 27 years (1959-1986) in a succession of maintenance management positions including Director-Base Maintenance and Director-Technical Services.

                  Jeff S. Potter has been Vice President-Marketing of the Company since July 1995. From 1993 to 1995 he was Regional Director of Commercial Marketing-Pacific and Asia, for McDonnell Douglas Corporation, Long Beach, California. He served from 1992 to 1993 as Director-Domestic Schedule Development for Northwest Airlines in Minneapolis, Minnesota, having earlier held a succession of marketing management positions with Continental Airlines (1988-1991), Houston, Texas; Northwest Airlines (1986-1988), Minneapolis, Minnesota; Pacific Southwest Airlines (1985-1986), San Diego, California; and the former Frontier Airlines (1981-1985), Denver, Colorado.

                  Elissa A. Potucek has been Controller/Treasurer of the Company since June 1995 and was promoted to Vice President in September 1996. From 1991 to 1995 she was Controller of Richardson Operating Company and Richardson Production Company, an oil and gas company based in Denver, Colorado. She served from 1990 to 1991 as Controller of Coral Companies, Inc., Denver, Colorado, having earlier held accounting positions with US West Paging, Inc. (1988-1989), Denver, Colorado, and KPMG Peat Marwick LLP (1985-1988), Denver, Colorado.

                  Arthur T. Voss has been Vice President-Administration, General Counsel and Secretary of the Company since September 1995 and Vice President, General Counsel and Secretary of the Company since its inception in February 1994. From 1991 to 1996, Mr. Voss was the Vice President-Legal of Professional Fee Examiners, Inc. a professional fee auditing firm based in Denver, Colorado. He was Vice President-Legal of Aeronautics Leasing, Inc., an aircraft leasing firm based in Golden, Colorado, from 1990 to 1991. From 1986 to 1989 he served as Vice President and General Counsel of Aspen Airways, Inc. He held various management positions in the Legal Department of the former Frontier Airlines, Inc. from 1971 to 1985, most recently as Associate General Counsel.

                  Henry R. Barringer has been Vice President-Customer Service and Station Operations since October 1998. Prior to this appointment, from 1994 to 1998 he served in various capacities for the Company, including City Manager, Missoula, City Manager, Salt Lake City, Senior Manager, Stations and Director, Stations. From 1986 to 1994, he held various positions at Continental Airlines. Mr. Barringer served in various capacities with the former Frontier Airlines, Inc. between 1956 and 1986.

                  Ann E. Block has been Vice President-Human Resources since March 1999. Prior to this appointment, she served as Director-Human Resources Strategy and Services for BlueCross BlueShield of Colorado. From 1981 to 1996, she served in various capacities with Public Service Company of Colorado. From 1996-1997, she served as Director-Total Compensation for HR Source, Inc.

                  Paul S. Dempsey has been a director of the Company since July 1994 and Vice Chairman of the Board of Directors since 1996. He is Professor of Law and Director of the Transportation Law Program at the University of Denver, College of Law, Denver, Colorado, having been associated with the institution since 1979. He served as Legal Advisor to the Chairman, U.S. Interstate Commerce Commission, in 1981 and 1982; Attorney-Advisor to the former Civil Aeronautics Board's Office of General Counsel, and its Bureau of Pricing and Domestic Aviation, 1977-1979; and Attorney-Advisor to the Interstate Commerce Commission's Office of Proceedings, 1975-1977. Dr. Dempsey holds the following degrees: A.B.J., J.D., University of Georgia; LL.M., George Washington University; and D.C.L., McGill University. A Fulbright Scholar, he has written more than 50 law review articles, numerous editorials for the news media and various books on topics relating to air transportation.

                  B. LaRae Orullian has been a director of the Company since July 1994 and Chair of the Board of Directors since September 1995. She is Vice Chair of the Board of Guaranty Bank, a Denver, Colorado-based commercial bank, and a director of The Guaranty Corporation, a bank holding company. She also serves as Chair of the Boards of Colorado Blue Cross/Blue Shield and of Rocky Mountain Administrative Services Corporation, Denver, Colorado, and is a member of the Boards of five other companies in Colorado and Utah. She is a past National President and former Chair of Girl Scouts of the USA, and is First Vice Chair of the World Board of Girl Guides and Girl Scouts, based in London, England. Among numerous business and civic activities in Colorado, she serves on the Board of Downtown Denver Improvement Association.

                  William B. McNamara has been a director of the Company since May 1996. A retired 35-year airline executive specializing in financial management, he most recently served with Continental Airlines, Inc. (1987 to 1994) as Vice President-Finance. From 1983 to 1987 he was Staff Vice President-Finance with New York Air, Inc. Before that he served in a succession of positions with Trans World Airlines, Inc., for 22 years including service as Staff Vice President-Marketing Administration.

                  D. Dale Browning has been a director of the Company since July 1996. A long-term bank and bank card executive, he has served since 1995 as President and Chief Executive Office of ProCard, Inc., Golden, Colorado, and from 1993 to 1995 as a Senior Consultant to Visa International. He was President and Chief Executive Officer of the Colorado National Bank of Denver from 1986 through 1993, having concurrently served as Vice Chairman and Chief Operating Officer of Colorado National Bankshares and as Chief Executive Officer of Rocky Mountain BankCard System. In 1982 he founded Plus System,Inc., an international automatic teller machine network, and served as President of that company until 1993. Mr. Browning has served as a director of Central States Indemnity Company of Omaha since 1995.

                  James B. Upchurch has been a director of the Company since October 1998. Since Janaury 1999, Mr. Upchurch has served as the President and Chief Operating Officer of the U.S. Bancorp Libra division of U.S. Bancorp Investments, Inc., a registered broker-dealer ("USBI"). Mr. Upchurch was the President and Chief Operating Officer of Libra Investments, Inc. ("Libra") from May 1991 through January 1999, a registered broker-dealer that merged with USBI in January 1999. From 1989 to 1991, Mr. Upchurch was Head Portfolio Manager-High Yield Securities for Columbia Savings and Loan Association.
Mr. Upchurch has been a director of Supermarkets General Holdings Corporation since 1996, a director of Pritikin Enterprises, LLC since 1997 and a director of Camp Group, LLC since 1999.

                  B. Ben Baldanza has been a director of the Company since May 1998. From May 1997 to the present, he has served as Managing Director and Chief Operating Officer of Grupo Taca, a group of five Central American airlines. From 1994 to 1996, he held various executive positions with Continental Airlines, Inc., including Executive Vice President-Marketing and Senior Vice President-Pricing and Route Scheduling. From 1985 to 1993, he held management posts with United Parcel Service, Inc., Northwest Airlines, Inc. and American Airlines, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons holding 10% of the Company's Common Stock to file reports with the Securities and Exchange Commission regarding their ownership and regarding their acquisitions and dispositions of the Company's Common Stock. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended March 31, 1999 all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

Meetings of the Board of Directors

                  The Company's Board of Directors met nine times in the fiscal year ended March 31, 1999. All members of the Board of Directors attended the meetings, except for Messrs. Baldanza and Dempsey, who were each unable to attend one meeting

Committees

                  The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee.

                  The duties of the Audit Committee are to recommend independent accountants for selection by the Board of Directors, to review the arrangements for and scope of the independent accountants' audit, to review the findings and recommendations of the independent accountants concerning internal accounting procedures and controls, to review professional services rendered by the independent accountants in regard to the Company and its management, and to review potential conflicts of interest between the Company and its employees. During the fiscal year ended March 31, 1999, the members of the Audit Committee were B. LaRae Orullian, Paul S. Dempsey, William B. McNamara, D. Dale Browing,
B. Ben Baldanza and James B. Upchurch. The Audit Committee met twice during the fiscal year.

                  The duties of the Compensation Committee include recommending to the Board of Directors the compensation to be provided to the executive officers of the Company and the grant of stock options to eligible individuals under the Company's stock option plan. During the fiscal year ended March 31, 1999, the members of the Compensation Committee were B. LaRae Orullian, Paul S. Dempsey, William B. McNamara and D. Dale Browning, B. Ben Baldanza and James B. Upchurch. The Compensation Committee did not separately meet during the fiscal year as matters relating to compensation for executive officers and the grant of stock options were acted upon during the fiscal year by the full Board of Directors.

Certain Relationships and Related Transactions

                  On April 24, 1998, the Company sold to B III Capital Partners, L.P. ("B III"), 4,363,001 shares of Common Stock and warrants to purchase 716,929 shares of Common Stock at an exercise price of $3.75 per share for an aggregate purchase price of $14,179,753. In connection with the sale of the shares and warrants, the Company granted B III (a) the right to designate a maximum of two members of the Company's Board of Directors and (b) certain registration rights with respect to the securities sold to B III. Mr. Baldanza and Mr. Upchurch are B III's designees for election to the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

                  The following table summarizes the cash and noncash compensation awarded to, earned by or paid to the Chief Executive Officer of the Company and other executive officers of the Company in the fiscal years ended March 31, 1999, 1998 and 1997 who had total salary and bonus exceeding $100,000.



                                                                Annual Compensation                                    Long Term
                                                                -------------------                                   Compensation
                                                                                                                      ------------

                                                                                                                       Securities
                                                                                                                       Underlying
Name and Principal                                                                            Other Annual            Options/SARs
Position                                    Year           Salary ($)       Bonus($)         Compensation($)          Granted #(1)
--------                                    ----           ----------       --------         ---------------          ------------

Samuel D. Addoms,                           1999            $103,304         $69,542            $4,074                   100,000
Chief Executive Officer                     1998             $84,000               0              $388                         0
                                            1997             $79,846               0              $917                         0

Jeff S. Potter                              1999            $104,455         $70,477            $4,361                    50,000
 .                                           1998            $100,000               0              $462                    35,000
                                            1997             $96,932               0            $1,179                         0


                                       8


Jimmie P. Wyche                             1999             $82,455         $55,623            $3,427                    30,000
                                            1998             $78,000               0              $361                    35,000
                                            1997             $73,167               0              $876                         0

Arthur T. Voss                              1999             $76,455         $51,572            $3,173                    50,000
                                            1998             $72,000               0              $333                         0
                                            1997             $68,778               0              $834                         0

Jon L. Bartram                              1999             $76,455         $51,572            $3,173                    40,000
                                            1998             $72,000               0              $333                    30,000
                                            1997             $68,778               0              $834                         0

Elissa A. Potucek                           1999             $76,455         $51,572            $3,173                     40,000
                                            1998             $72,000               0              $333                    35,000
                                            1997             $67,436               0              $786                         0

(1) Other annual compensation represents shares contributed to the executive officers' respective accounts in the Company's Employee Stock Ownership Plan ("ESOP") on December 31 of each of the years indicated. As of March 31, 1999 the respective officers' ESOP accounts held the following number of shares of Common Stock with corresponding values based on the closing price of the Common Stock on that date: Mr. Addoms
         - 2,461 shares valued at $24,311; Mr. Potter - 2,325 shares valued at $22,969; Mr. Wyche - 2,293 shares valued at $22,643; Mr. Voss - 2,220 shares valued at $21,930; Mr. Bartram - 2,135 shares valued at $21,089; Ms. Potucek - 1,614 shares valued at $15,945. Messrs. Addoms, Wyche, Voss and Bartram are 100% vested in their ESOP accounts. Mr. Potter and Ms. Potucek will be 80% vested in their ESOP accounts if they are employed by the Company on December 31, 1999

Option/SAR Grants in Last Fiscal Year

                  The following table sets forth certain information regarding options granted during the fiscal year ended March 31, 1999 to the Chief Executive Officer and other executive officers of the Company.



                                                      Individual Grants                                Potential Realizable Value at
                                                                                                       Assumed Annual Rates of Stock
                                                                                                       Price Appreciation for Option
                                                                                                                     Term

                             Number of          % of Total
                             Securities        Options/ SARs
                            Under- lying        Granted to         Exercise or
                            Options/ SARs      Employees in        Base Price
   Name                      Granted (#)        Fiscal Year          ($/Sh)        Expiration Date         5%($)           10%($)
   ----                     -------------      -------------       -----------     ---------------      ----------      ----------

Samuel D. Addoms, CEO          100,000             17.8%             $8.125           3/10/09           $1,036,900      $1,308,500

Jeff S. Potter                  50,000              8.9%             $8.125           3/10/09             $518,450        $654,250

Jimmie P. Wyche                 30,000              5.4%             $8.125           3/10/98             $311,070        $392,550

Arthur T. Voss                  50,000              8.9%             $8.125           3/10/09             $518,450        $654,250

Jon L. Bartram                  40,000              7.1%             $8.125           3/10/09             $414,760        $523,400

Elissa A. Potucek               40,000              7.1%             $8.125           3/10/09             $414,760        $523,400


So long as the employee remains in the Company's employ, each of the above options is exercisable in five equal annual installments commencing on the first anniversary of the grant date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

                  The following table sets forth certain information regarding options exercised during the fiscal year ended March 31, 1999 by the Chief Executive Officer and other executive officers of the Company.


                                  Shares                              Number of Securities
                               Acquired on          Value            Underlying Unexercised        Value of Unexercised In-The-Money
Name                           Exercise (#)     Realized ($)       Options at March 31, 1999 (#)    Options at March 31, 1999 ($)(1)
----                           ------------     ------------       -----------------------------   ---------------------------------
                                                                   Exercisable    Unexercisable     Execisable       Unexercisable

Samuel D. Addoms                   -0-               -0-            124,500         100,000         $1,104,937          $175,000

Jimmie P. Wyche                   73,333             (2)             11,667          30,000            $80,211           $52,500

-------------------------

(1) Based on the closing price of Common Stock on the Nasdaq SmallCap Market of $9.875 per share on March 31, 1999.
(2) Mr. Wyche exercised options to acquire 73,333 shares of the Company's Common Stock, but did not sell any of the shares. The exercise price of the options was $1.00 per share for 50,000 option shares and $3.00 per share for 23,333 option shares.

Director Compensation

                  For the year ended March 31, 1999, the Company paid each director who is not a Company employee $10,000 for serving in that capacity and the Company has agreed to pay each such director the same amount for serving as a director for the Company's fiscal year beginning April 1, 1999 and ending March 31, 2000. Directors who are also employees of the Company receive no additional compensation for serving as directors. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors, and permits them to fly without charge on the Company's scheduled flights. The Company's outside directors are also eligible to receive stock options under the Company's 1994 Stock Option Plan. During the fiscal year ended March 31, 1999, the Company granted nonqualified options to each of Messrs McNamara and Browning to purchase 5,000 shares at an exercise price of $3.19 per share and to each of Messrs. Baldanza and Upchurch to purchase 10,000 shares at exercise prices of $3.125 and $3.81 respectively

Samuel D. Addoms Severance Agreement

                  During the fiscal year ended March 31, 1999, the Company entered into a termination agreement with Samuel D. Addoms, the President and Chief Executive Officer of the Company. The termination agreement provides that if Mr. Addoms' employment is terminated involuntarily, by permitted resignation, by disability or death he shall receive (a) two years' salary, (b) $50,000 per year for the period beginning on the second anniversary of his termination and ending on his 65th birthday, (c) a warrant to purchase 100,000 shares of common stock, and (d) certain other travel and insurance perquisites. In connection with such termination agreement, Mr. Addoms has agreed to provide consulting services to the Company and not to become employed by any competitor of the Company, each during the period beginning on his termination and ending on his 65th birthday.

Compensation Committee Interlocks and Insider Participation

                  During the fiscal year ended March 31, 1999, the Company's Compensation Committee consisted of Ms. Orullian and Messrs. Dempsey, McNamara, Browning, Baldanza and Upchurch.

Report of the Compensation Committee on Executive Compensation

                  Overall Policy

                  Salary compensation of the Company's executive officers is determined by the Compensation Committee in conjunction with the Company's entire Board of Directors. The Committee's consideration of and decisions regarding executive compensation are guided by a number of factors described below. The objectives of the Company's total executive compensation package are to attract and retain executive talent, to provide an economic framework to motivate the Company's executives to achieve goals consistent with the Company's business strategy, to provide an identity between executive and shareholder interests through stock options and to provide a compensation package that recognizes an executive's individual results and contributions in addition to the Company's overall business results.

                  Salaries

                  The key elements of the Company's executive compensation consist of salary, stock options, and bonuses. The Compensation Committee, in conjunction with the Company's entire Board of Directors, determines salary levels of officers and employee stock option awards. Because the Compensation Committee did not intend to target the base salary levels in effect for the executive officers at a designated percentile of the salary levels in effect for other companies in the airline industry, there is no meaningful correlation between the Company's salary levels and the rates of base salary in effect for those companies which are taken into account in the Peer Group Index utilized for purposes of the stock price performance graph which follows this report.

                  Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at other airlines.

                  The salary levels of the executive officers of the Company for the next fiscal year are generally established by the Compensation Committee at fiscal year-end and are reviewed and approved by the entire Board of Directors. Specific individual performance and overall corporate or business segment performance are reviewed in determining the compensation level of each individual officer.

                  Mr. Addoms' current salary as Chief Executive Officer is $175,000 per annum. This is comparable to the salary and bonus paid Mr. Addoms in fiscal 1999. The Compensation Committee believes that Mr. Addoms' salary for prior years was substantially below that of similarly situated executives in the airline industry. The Compensation Committee believes that Mr. Addoms' current annual salary is comparable to or below the annual salaries for similarly situated executives within the airline industry.

                  Bonuses

                  The Company paid bonuses to its executive officers for the first time in fiscal 1999. The Compensation Committee and Board of Directors approved these bonuses due to the improved financial performance of the Company and the long term commitment of the executive officers of the Company. The Board of Directors determined to award Mr. Addoms a bonus of $69,542 based on the Company's operating profit for the fiscal year. The Board of Directors also agreed to create a bonus pool for executive officers in an amount equal to 2% of net operating income before taxes computed prior to reduction of net operating income for such bonus pool, but after 5% of net operating income which was paid in bonuses to other employees. Bonuses were distributed at the discretion of the Chief Executive Officer.

COMPENSATION COMMITTEE

          B. LaRae Orullian                            D. Dale Browning
          Paul S. Dempsey                              B. Ben Baldanza
          William B. McNamara                          James B. Upchurch

Performance Graph

                  The following graph shows the cumulative total shareholder return on the Company's Common Stock compared to the cumulative total return of two other indices: (i) The Nasdaq Market Index of U.S. Companies, and (ii) the Peer Group Index of similar line-of-business companies as chosen by the Company, consisting of Midway Airlines Corp. and AirTran Holdings, Inc. (formerly ValuJet Airlines, Inc.) (the "Peer Group"). Each member of the Peer Group's stock is listed on the Nasdaq National Market or the Nasdaq SmallCap Market. The time period graphed is the period from May 20, 1994 (the date the Company's Common Stock commenced trading) through March 31, 1999.


COMPANY/INDEX/MARKET                   05/20/94      03/31/95       03/31/96      03/31/97       03/31/98      03/31/99

Frontier Airlines, Inc.                 100.00        162.71         189.83         91.53         101.69        267.93
Peer Group Index (3)                    100.00        302.32         620.14        182.94         173.64        105.54
NASDAQ Market Index                     100.00        104.29         140.28        156.94         237.17        309.94


(1) Assumes $100 invested on May 20, 1994 in the Company's Common Stock, the Nasdaq Market Index and the Peer Group Index of similar line-of-business companies.

(2)      Total shareholder return assumes reinvestment of dividends.

(3) The Peer Group Index used in the Company's 1997 Proxy Statement included Western Pacific Airlines, Inc., which filed for bankruptcy in 1997 and whose stock is no longer publicly traded. The 1997 Proxy Statement Peer Group Index also included Airways Corporation, the parent company of AirTran Holdings, Inc. (then AirTran Airlines, Inc., and formerly ValuJet Airlines, Inc.). The stock of Airways Corporation is no longer publicly traded. The Peer Group Index used in the Company's 1998 Proxy Statement included Reno Air, Inc. Reno Air, Inc. is no longer used as a member of the Peer Group Index and has been replaced by Midway Airlines Corp. because Reno Air, Inc. was purchased by American Airlines. Reno Air, Inc. is no longer a national carrier.

                                   PROPOSAL 1
                       ELECTION OF THE BOARD OF DIRECTORS

                  The Board of Directors of the Company has nominated Samuel D. Addoms, B. Ben Baldanza, D. Dale Browning, Paul S. Dempsey, William B. McNamara,
B. LaRae Orullian and James B. Upchurch for election to the Board of Directors. Each of these nominees is a member of the existing Board of Directors and, with the exception of Mr. Upchurch, was elected to the Board of Directors at the Company's 1998 Annual Meeting of Shareholders.

                  A proposal to elect Samuel D. Addoms, B. Ben Baldanza, D. Dale Browning, Paul S. Dempsey, William B. McNamara, B. LaRae Orullian and James B. Upchurch to the Board of Directors of the Company will be presented to the shareholders at the annual meeting.

                  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF SAMUEL D. ADDOMS, B. BEN BALDANZA, D. DALE BROWNING, PAUL S. DEMPSEY, WILLIAM B. MCNAMARA, B. LARAE ORULLIAN AND JAMES
B. UPCHURCH TO THE COMPANY'S BOARD OF DIRECTORS.

                              SHAREHOLDER PROPOSALS

                  Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission and the Company's bylaws. Should a shareholder wish to have a proposal appear in the Company's proxy statement for next year's annual meeting, under the regulations of the Securities and Exchange Commission it must be received by the corporate secretary at 12015 East 46th Avenue, Denver, Colorado 80239 on or before May 30, 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

                  KPMG LLP has acted as independent public accountants for the Company continuously since 1994. A representative of KPMG LLP will be present at the annual meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                  KPMG LLP was selected by the Board of Directors to perform the audit function for fiscal year 1999. No independent public accountant has yet been recommended to perform the audit function for fiscal year 2000. It is expected that the Board of Directors will make such selection at its annual meeting to be held in September, 1999, or subsequent thereto.

                                 OTHER BUSINESS

                  All items of business to be brought before the meeting are set forth in this proxy statement. Management knows of no other business to be presented. If other matters of business not present known to management are properly raised at the meeting, the proxies will vote on the matters in accordance with their best judgment.

NOTE: SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.